U. S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A
Amendment No. 3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

As filed with the Securities and Exchange
Commission on  June 14, 2010.                                                                                                                                                                               Registration No. 333-165917

On Time Filings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	7374	27-0579647
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
1405 Clay Street, #B, Newport Beach, California		92663
(Address of registrant's principal executive offices)		(Zip Code)

	(949) 610-3686
(Registrant's Telephone Number, Including Area Code)

Suzanne Fischer
On Time Filings, Inc.
1405 Clay Street, #B,
Newport Beach, CA 92663
Tel: (949) 610-3686

(Name, Address and Telephone Number of Agent for Service)

Copies of all correspondence to:
Lan Nguyen
Esquire Consulting, Inc.
949 Alandele Avenue
Los Angeles, California 90036
Tel:  (949) 903-1903
Fax: (440) 848-6345

Approximate date of proposed sale to the public: From time to time after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. x
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     [ ] _______
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    [ ] _______
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    [ ] _______
If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. £

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of  “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one)
Large accelerated filer  ☐                                                                                              Accelerated filer                 ☐
Non-accelerated filer    ☐ (Do not check if a smaller reporting company)            Small reporting company    ☒

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $.001 par value	5,000,000 (1)	$0.10	$500,000	$35.65
(1)Represents shares offered for sale by On Time Filings, Inc.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Preliminary Prospectus
On Time Filings Inc., a Nevada corporation

5,000,000 Shares of Common Stock

We are offering for sale 5,000,000 shares of our common stock in a direct public offering. The purchase price is $0.10 per share. No underwriter is involved in the offering and distribution of the shares. We are offering the shares without any underwriting discounts or commissions. Suzanne Fischer, our sole officer and director, will offer and sell the shares on our behalf.  If all of the shares offered are purchased, the proceeds to us will be $500,000. This offering will be made on a "best efforts" basis with no minimum amount required to be raised in this offering. There can be no assurance that all or any of the offered will be subscribed. Subscriptions for shares of our common stock are irrevocable once made, and funds will only be returned upon rejection of the subscription.  This is our initial public offering and no public market currently exists for shares of our common stock. This offering will terminate 180 days following the effective date of this registration statement, and will not be extended.

Title of securities to be offered	Number of offered shares	Offering price per share	Maximum Offering Proceeds
Common Stock	5,000,000	$0.10	$500,000

This offering involves a high degree of risk.  See “Risk Factors” on Pages 5 to 7 for factors to be considered before purchasing shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We will not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale of these securities is not permitted.

The date of this prospectus is ___________.
Subject to completion.

TABLE OF CONTENTS

Prospectus Summary	4
Risk Factors	6
Forward Looking Statements	10
Use of Proceeds	11
Determination of Offering Price	12
Dilution	12
Selling Security Holders	12
Plan of Distribution	13
Legal Proceedings	13
Directors, Executive Officers, Promoters and Control Persons	13
Security Ownership of Certain Beneficial Owners and Management	14
Description of Securities	14
Interest of Named Experts and Counsel	14
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	15
Organization Within Last Five Years	15
Description of Business	16
Management’s Discussion and Analysis of Financial Condition and Results of Operations	18
Description of Property	19
Certain Relationships and Related Transactions	20
Market for Common Equity and Related Stockholder Matters	20
Executive Compensation	21
Financial Statements	22
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	45
Legal Matters	45
Experts	45
Additional Information	45
Indemnification of Directors and Officers	46
Other Expenses of Issuance and Distribution	46
Recent Sales of Unregistered Securities	46
Exhibits	47
Undertakings	48
Signatures	49

Outside Back Cover Page

Dealer Prospectus Delivery Obligation

Until _______, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Prospectus Summary

Our Business:

We were incorporated in Nevada on July 10, 2009. Our principal business address is 1405 Clay Street #B, Newport Beach, CA 9266 3 . Our telephone number is (949) 610-3686.

We are a provider of transactional financial, corporate reporting, commercial and digital printing for our customers. Our primary service is the EDGARization of corporate documents that require filing on EDGAR, the Electronic Data Gathering, Analysis, and Retrieval system maintained by the Securities and Exchange Commission. EDGARization is the process of converting electronic and paper documents into a format that can be filed on EDGAR. EDGAR performs automated collection, validation, indexing, acceptance, and forwarding of submissions by companies and others who are required by law to file forms with the Securities and Exchange Commission, or SEC. These documents include registration statements, prospectuses, annual reports, quarterly reports, periodic reports, debt agreements, special proxy statements, offering circulars, tender offer materials and other documents related to corporate financings, acquisitions and mergers.  We receive our clients’ information in a variety of media, and reformat it for distribution, either in print, digital or Internet form.  We also provide financial reporting and bookkeeping services to various entities.

We are a new company and have generated revenues by providing edgarization services to our clients. Our available funds will not fund our activities for the next twelve months. Therefore, our auditors believe that substantial doubt exists about our ability to continue operations. To fund our activities for the next twelve months, we will need to generate significant revenues or raise capital in this offering. Our current monthly burn rate is approximately $2,500 per month, although we expect that to increase to approximately $4,150 per month over the next three months.

We plan to generate revenues from providing edgarizing services as well as financial reporting and bookkeeping services. To date, we have provided edgarization services to approximately 16 entities. Our fee structure for edgarizing services is based on a flat fee per page with a minimum filing fee per filing. We have also provided financial reporting and bookkeeping services to three entities, which accounts for approximately 20% of our current revenue. We believe we can generate significant revenues from the provision of these services as we can use outside contractors to perform services for our clients. Outside contractors include professionals interested in working on an independent contractor basis for one or more corporate clients. We believe there is increasing demand for outsourced professional services by corporate clients. We have established relationships with outside contractors that have professional experience in a wide range of industries and functional areas. We currently provide financial reporting and bookkeeping services for our clients using two outside accountants. We do not use contractors that are public accounting firms or law firms.  We believe our risk for professional liability claims arising from the services we provide is very limited. However, we cannot guaranty that we will not be subject to professional liability claims. We hope to obtain additional clients to which we can provide financial reporting and bookkeeping services, but also expand our operations to provide additional professional services. Our fee structure for our financial reporting and bookkeeping services is based on an hourly rate or a flat fee per project. For services performed by outside accountants, we mark up the fees charged to us by the outside accountants. Our sole officer and director has limited experience and training in EDGARization as she has only been edgarizing since our inception.

We believe that we need minimum proceeds from this offering of approximately $50,000 to pay for the expenses of this offering and our proposed business activities for the next twelve months. Our current  funds are in sufficient to continue our business for the next twelve months  in the current manner that we are operating. We believe we will need to proceeds of $500,000 in order to implement our business plan to the full extent that we envision and fund our operations for the next 36 months. Such business activities include the following:

·	purchase of computer equipment;
·	development of a professional website that we use to market our services;
·	hiring of salespersons and independent contractors that can provide services to our clients;
·	attending tradeshows and conferences to meet professionals who can potentially refer business to us.

Summary financial information:

The summary financial information set forth below is derived from the more detailed financial statements appearing elsewhere in this Form S-1. We have prepared our financial statements contained in this Form S-1 in accordance with accounting principles generally accepted in the United States. All information should be considered in conjunction with our financial statements and the notes contained elsewhere in this Form S-1.

Income Statement	For the three month period March 31, 2010	For the Period from July 10, 2009 (inception) to December 31, 2009
	$	$
Revenue	15,377	10,758
Total Operating Expenses	7,387	5,473
Net Income (Loss)	3,755	927
Net Income (Loss) Per Share	0.00	0.00

Balance Sheet	March 31, 2010	December 31, 2009
	$	$
Total Assets	21,046	13,944
Total Liabilities	7,384	5,087
Stockholders' Equity	13,662	8,857

Number of shares being offered:

We are offering for sale 5,000,000 shares of our common stock. We will sell the shares we are registering only to those individuals who have received a copy of the prospectus.

Number of shares outstanding after the offering:

5,330,000 shares of our common stock are currently issued and outstanding. After the offering, there may be up to 10,330,000 shares of our common stock issued and outstanding if all of the offered shares are sold.

Estimated use of proceeds:

We will receive $500,000 if all of the offered shares are sold and $250,000 if half the offered shares are sold. If all of the offered shares are purchased, we intend to use the proceeds for rent/office expenses, computer equipment and website development expenses, employees/contractors, marketing expenses, working capital and offering expenses. This is a best efforts offering with no minimum offering amount. There is no guarantee that we will even raise enough funds to cover the expenses of this offering.

RISK FACTORS

In addition to the other information in this prospectus, the following risk factors should be considered carefully in evaluating our business before purchasing any of our shares of common stock. A purchase of our common stock is speculative in nature and involves a lot of risks. No purchase of our common stock should be made by any person who is not in a position to lose the entire amount of his investment.

Risks related to our business:

We have a limited operating history upon which an evaluation of our prospects can be made.

We were incorporated in July 2009. Our lack of operating history makes an evaluation of our business and prospects very difficult. Our prospects must be considered speculative, considering the risks, expenses, and difficulties frequently encountered in the establishment of a new business. We cannot be certain that our business will be successful or that we will generate significant revenues.

Because we are a development stage company, we have limited revenues to sustain our operations.

We are a development stage company that is currently developing our business. To date, we have only generated limited revenues. The success of our business operations will depend upon our ability to obtain clients and provides quality services to those clients. We are not able to predict whether we will be able to develop our business and generate significant revenues. If we are not able to complete the successful development of our business plan, generate significant revenues and attain sustainable operations, then our business will fail.

The nature of our EDGARizing business is highly cyclical and affected by conditions in capital markets, such that our operating results may fluctuate due to a number of factors, such as stock market fluctuations and overall trends in the economy.

The EDGARizing industry is highly dependent on the volume of public financing and equity offerings and corporate reporting requirements.  The corporate reporting revenue is seasonal as the greatest number of regulatory reports is required to be processed during the fiscal quarter ending March 31 and the second quarter ending June 30.  Because of these cyclical and seasonal factors, coupled with the general need to complete certain processing jobs quickly after delivery of copy by customers, we may not be able to handle maximum workloads as we only have only full-time employee and one-part time employee.

The EDGARizing industry has been dominated by larger, more established service providers.

We compete directly with a number of other document processors having the same degree of specialization.  Some of these document processors enjoy significant market share, operate at multiple locations and have greater financial resources than we do.  We face competition from other EDGARizing services, as well as from corporate entities and law firms that provide their own in-house EDGARizing services.  We are newly entering this market, therefore, we do not know if our services will generate widespread market acceptance. Several factors may contribute to our products and services not achieving broad market acceptance, which include:

·	increased competition among other EDGARizing providers;
·	failure to acquire, maintain and use state-of-the-art designing and computer equipment and document reformatting software;
·	failure or stagnation of the e-commerce industry; and
·	failure of clientele to use our EDGARizing services.

The software and equipment we use in our EDGARizing business are subject to rapid technological change and could cause us to make significant capital investment in new equipment.

Newer technologies, techniques or products for the delivery of EDGARizing services we offer could be developed with better performance than the computer equipment and software that we use. The availability of new and better technologies could require us to make significant investments in computer equipment and software, render our current computer equipment or software obsolete and have a significant negative impact on our business and results of operations.  Furthermore, technological changes, such as improvements or advancements in computer equipment or software could require a significant investment on our part to train our designers how to use these new applications.

The need for companies to comply with the interactive data requirements in their regulatory filings on EDGAR may negatively affect our ability to generate revenues.

In February 2009, the SEC adopted new rules which require companies to provide financial statement information in interactive data using eXtensible Business Reporting Language, or XBRL. The requirement is being phased in over a three year schedule beginning with fiscal periods ending on or after June 15, 2009. As the phase in period continues, we need to be able to file reports in XBRL for our customers.  Our failure to provide XBRL services to our customers will significantly hinder our ability to generate revenues. We cannot guaranty that we will be able to provide XBRL services to our customers.

Significant decreases in EDGARizing prices could harm our business by decreasing the demand for our services, lowering the barriers to market entry and increasing market competitiveness.

A significant reduction in the price of document reformatting computer equipment or software could reduce the demand for our services by making it economically more attractive for small reporting companies and law firms that are our primary target market to buy their own document reformatting computer equipment and software begin to compete with us. Furthermore, decreases in prices of document reformatting software and computer equipment could result in smaller business ceasing to use our services to perform basic EDGARizing projects. In addition, price decreases could force us to reduce our fees in response to this reduction in demand or as a means to remain competitive.

We may not be able to further implement our business strategy unless sufficient funds are raised in this offering.  If we do not raise at least $50,000 we may have to cease operations, which could cause investors to lose their investment in us.

In order to fund our operations, we believe that we need minimum proceeds of approximately $50,000 from this offering. We believe that $50,000 will be sufficient to pay for the expenses of this offering and conduct our proposed business activities. Moreover, we hope to raise $500,000, which would allow us to implement our business plan to the full extent that we envision. In addition, our available funds will not fund our activities for the next twelve months. If we fail to raise sufficient funds in this offering, investors may lose their entire cash investment.

We have a small customer base, which accounts for our revenues.

We provide EDGARization services to a small number of customers. To date, we have provided edgarization services to approximately 16 entities, one of which has accounted for approximately 18% of our revenues. We expect that those customers will continue to account for a large portion of our revenues for the foreseeable future. If our relationships with any of those customers were disrupted, we could lose a significant portion of our anticipated revenues.

We anticipate that we may need to raise additional capital to market our products and services. Our failure to raise additional capital will significantly affect our ability to fund our proposed marketing activities.

We are currently not engaged in any sophisticated marketing program to market our services because we lack sufficient capital and revenues to justify the expenditure. We need to raise at least $50,000 to pay for the costs of this offering and fund our proposed business activities. We believe that we will need to raise $500,000 in this offering to fully implement our business plans. However, we may need to spend more funds on marketing and promotion than we have initially estimated. Therefore, if we need additional funds, we will need to raise additional capital in addition to the funds raised in this offering. We do not know if we will be able to acquire additional financing at commercially reasonable rates. Our failure to obtain additional funds would significantly limit or eliminate our ability to fund our sales and marketing activities.

We may not have sufficient financial resources to fund our operations if the offering is substantially undersold.

There is no minimum offering amount for this offering. We may not sell any or all of the offered shares. If the offering is substantially undersold, investors may lose their entire investment because we will not have sufficient capital to fund our operations. If we do not sell all of the offered shares, we may also be forced to limit any proposed business activities, which will hinder our ability to generate revenues.

Investors in this offering will suffer immediate and substantial dilution of their investment because they will provide 98% of the capital for a 48% equity interest in the company.

The initial public offering price is substantially higher than the pro forma net tangible book value per share of our outstanding common stock. Our existing shareholders have paid considerably less than the amount to be paid for the common stock in this offering. As a result, assuming an initial public offering price of $0.10 per share, investors purchasing common stock in this offering will incur immediate dilution of $0.05 in pro forma net tangible book value per share of common stock as of December 31, 2009, if all of the offered shares are sold.

We may not realize sufficient proceeds from this offering to implement our business plan, as we are offering shares on direct participation basis, rather than using the experience of a dealer-broker.

We are offering shares on a direct participation basis. No individual, firm, or corporation has agreed to purchase any of the offered Shares. We cannot guaranty that any or all of the shares will be sold. We do not plan to use a dealer-broker, even though a dealer-broker may have more experience, resources or contacts to more effectively achieve the sale of shares. A delay in the sale of the shares in this offering can be expected to cause a similar delay in the implementation of our business plan.

Our sole officer and director is engaged in other activities that could conflict with our interests. Therefore, our sole officer and director may not devote sufficient time to our affairs, which may affect our ability to conduct marketing activities and generate revenues.

The individuals serving as our sole officer and director has existing responsibilities and may have additional responsibilities to provide management and services to other entities. As a result, conflicts of interest between us and the other activities of those entities may occur from time to time, in that our sole officer and director shall have conflicts of interest in allocating time, services, and functions between the other business ventures in which he may be or become involved and our affairs.

We depend on the efforts and abilities of our sole officer and director.

Our sole officer and director, Suzanne Fischer, is our only full time employee. Outside demands on her time may prevent her from devoting sufficient time to our operations. In addition, the demands on her time will increase because of our status as a public company.  Ms. Fischer has very limited experience managing a public company, which may impact our ability to meet our financial and business objectives as potential investors may not want to invest in a company whose management has limited public company experience. The interruption of the services of our management could significantly hinder our operations, profits and future development, if suitable replacements are not promptly obtained.  We do not currently have any executive compensation agreements. We cannot guaranty that our management will remain with us.

We are only registering the issuance of shares in the State of Colorado.

We may experience difficulty in raising funds in this offering as we are only registering the issuance of shares in the State of Colorado. We cannot guaranty that we will be able to sell any or all of the offered shares to residents of the State of Colorado. If we cannot raise sufficient funds from residents of the State of Colorado, then our ability to implement our business plan may be significantly hindered.

The costs to meet our reporting requirements as a public company subject to the Exchange Act of ’34 will be substantial and may result in us having insufficient funds to operate our business.

We will incur ongoing expenses associated with professional fees for accounting and legal expenses associated with being a public company. We estimate that these costs will range up to $25,000 per year for the next few years. Those fees will be higher if our business volume and activity increases.  Those obligations will reduce and possibly eliminate our ability and resources to fund our operations and may prevent us from meeting our normal business obligations.

Risks related to owning our common stock:

We arbitrarily determined the offering price of the shares of common stock. Therefore, investors may lose all or part of their investment if the offering price is higher than the current market value of the offered shares.

The offering price of the shares of common stock being offered by us has been determined primarily by our capital requirements and has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no significant operating history and have only generated minimal revenues to date, the price of the shares of common stock is not based on past earnings, nor is the price of the shares indicative of current market value for the assets owned by us. Investors could lose all or a part of their investment if the offering price has been arbitrarily set too high. Even if a public trading market develops for our common stock, the shares may not attain market values commensurate with the offering price.

Our board of directors has the authority, without stockholder approval, to issue preferred stock with terms that may not be beneficial to common stockholders and may grant voting powers, rights and preference that differ from or may be superior to those of the registered shares.

Our articles of incorporation allow us to issue 5,000,000 shares of preferred stock without any vote or further action by our stockholders. Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our board of directors also has the authority to issue preferred stock without further stockholder approval, including large blocks of preferred stock. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock.

Our officer, director and principal shareholder controls our operations and matters requiring shareholder approval.

Suzanne Fischer, our officer, director and principal shareholder, owns approximately 95.3% of our outstanding shares of common stock. Even if all the offered shares are sold, she will still own 49.18% of our outstanding shares of common stock.  As a result, Ms. Fischer will have the ability to control or significantly influence all matters requiring approval by our shareholders, including the election and removal of directors. Such control will allow Ms. Fischer to control the future course of the company. Ms Fischer does not intend to purchase any of the shares in this offering.

Investors should not look to dividends as a source of income.

In the interest of reinvesting initial profits back into our business, we do not intend to pay cash dividends in the foreseeable future.  Consequently, any economic return will initially be derived, if at all, from appreciation in the fair market value of our stock, and not as a result of dividend payments.

Because we may be subject to the “penny stock” rules, the level of trading activity in our stock may be reduced which may make it difficult for investors to sell their shares.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks, like shares of our common stock, generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on NASDAQ. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, broker-dealers who sell these securities to persons other than established customers and “accredited investors” must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

We lack a public market for shares of our common stock, which may make it difficult for investors to sell their shares.

There is no public market for shares of our common stock. We cannot guaranty that an active public market will develop or be sustained. Therefore, investors may not be able to find purchasers for their shares of our common stock. Should there develop a significant market for our shares, the market price for those shares may be significantly affected by such factors as our financial results and introduction of new products and services.  Factors such as announcements of new services by us or our competitors and quarter-to-quarter variations in our results of operations, as well as market conditions in our sector may have a significant impact on the market price of our shares. Further, the stock market has experienced extreme volatility that has particularly affected the market prices of stock of many companies and that often has been unrelated or disproportionate to the operating performance of those companies.

Forward Looking Statements

Information in this prospectus contains “forward looking statements” which can be identified by the use of forward-looking words such as “believes”, “estimates”, “could”, “possibly”, “probably”, “anticipates”, “estimates”, “projects”, “expects”, “may”, “will”, or “should” or other variations or similar words.  No assurances can be given that the future results anticipated by the forward-looking statements will be achieved.  The following matters constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results anticipated by those forward-looking statements.  Among the key factors that have a direct bearing on our results of operations are the costs and effectiveness of our operating strategy.  Other factors could also cause actual results to vary materially from the future results anticipated by those forward-looking statements.

Use of Proceeds

We will receive up to $500,000 if all of the shares of common stock offered by us at $0.10 per share are purchased. We cannot guaranty that we will sell any or all of the shares being offered by us.  This is a best efforts offering with no minimum offering amount. The table below estimates our use of proceeds, in order of priority, given the varying levels of success of the offering.  None of the proceeds will be used to reimburse the expenses that were previously paid by our president including office rent or compensation for services provided prior to the offering.

Offered Shares Sold	Offering Proceeds	Approximate Offering Expenses(1)	Total Net Offering Proceeds	Principal Uses of Net Proceeds
500,000 shares (10%)	$50,000	$15,000	$35,000	Rent/Office Expenses: $8,000 Computer Equipment: $2,000 Website Development: $2,000 Employees/Contractors: $5,000 Working Capital: $18,000
1,000,000 shares (20%)	$100,000	$15,000	$85,000	Rent/Office Expenses: $12,000 Computer Equipment: $5,000 Website Development: $5,000 Employees/Contractors: $20,000 Marketing/Printing: $3,000 Working Capital: $40,000
2,000,000 shares (40%)	$200,000	$15,000	$185,000	Rent/Office Expenses: $12,000 Computer Equipment: $5,000 Website Development: $5,000 Employees/Contractors: $40,000 Marketing/Printing: $12,000 Working Capital: $111,000
3,000,000 shares (60%)	$300,000	$15,000	$285,000	Rent/Office Expenses: $18,000 Computer Equipment: $10,000 Website Development: $5,000 Employees/Contractors: $60,000 Marketing/Printing: $12,000 Working Capital: $180,000
4,000,000 shares (80%)	$400,000	$15,000	$385,000	Rent/Office Expenses: $24,000 Computer Equipment: $10,000 Website Development: $5,000 Employees/Contractors: $120,000 Marketing/Printing: $12,000 Working Capital: $214,000
5,000,000 shares (maximum)	$500,000	$15,000	$485,000	Rent/Office Expenses: $24,000 Computer Equipment: $10,000 Website Development: $5,000 Employees/Contractors: $120,000 Marketing/Printing: $12,000 Working Capital: $314,000
(1) Offering expenses have been rounded to $15,000.

Working capital will be used to pay general administrative expenses, legal expenses and accounting expenses for the next twelve months. Those expenses may increase if we are able to grow our operations and marketing activities.   Marketing expenses primarily include costs associated with travel and entertainment expenses to meet potential clients for our services. Marketing expenses also includes development, preparation and printing of marketing materials, such as brochures and catalogs.  Funds projected above as allocated to the hiring of employees and independent contractors, are those who would be engaged to help conduct our business operations, and exclude compensation that would be paid to Suzanne Fischer, our president.  The funds from this offering will not be used to pay Ms. Fischer for any services related to activities undertaken to further the success of this offering, whether provided prior to, during, or subsequent to the offering.

None of the proceeds will be used to reimburse the expenses that were previously paid by our president including office rent or compensation for services provided prior to the offering.  If the offering proceeds are insufficient to pay the offering expenses in full, then we hope to pay those expenses from our revenues that we generate. If our current revenues are not sufficient to cover our offering expenses, then our sole officer and director has agreed to contribute funds to pay those expenses, although she is not obligated to do so. Based on our revenues to date, we anticipate that our revenues for 2010 will be sufficient to pay the additional expenses of being a public company if we raise $50,000 or less in this offering.

Determination of Offering Price

Factors Used to Determine Share Price.  The offering price of the 5,000,000 shares of common stock being offered by us has been determined primarily by our capital requirements and has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no significant operating history and have only generated limited revenues to date, the price of the shares of common stock is not based on past earnings, nor is the price of the shares indicative of current market value for the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion.

Dilution

We intend to sell 5,000,000 shares of our common stock. We were initially capitalized by the sale of our common stock. The following table sets forth the number of shares of common stock purchased from us, the total consideration paid and the price per share. The table assumes all 5,000,000 shares of common stock will be sold. The founding shareholder is Suzanne Fischer.

	Shares Issued		Total Consideration		Price Per Share
	Number	Percent	Amount	Percent
Founding Shareholder(1)	4,830,000 Shares	44.60%	$4,830	1.0%	$0.001
Private Shareholders(2)	500,000 Shares	4.84%	$1,000	0.2%	$0.002
Purchasers of Shares	5,000,000 Shares	48.40%	$500,000	98.8%	$0.10
Total	10,330,000 Shares	100%	$505,830	100%
(1)	The founding shareholder was issued 4,830,000 shares of our common stock in exchange for cash of $3,830 and services valued at $1,000, or $0.001 per share.
(2)	The private shareholders purchased 500,000 shares of our common stock in exchange for $1,000, or $0.002 per share.

The following table sets forth the difference between the offering price of the shares of our common stock being offered by us, the net tangible book value per share, and the net tangible book value per share after giving effect to the offering by us, assuming that 100%, 75%, 50% and 25% of the offered shares are sold. Net tangible book value per share represents the amount of total tangible assets less total liabilities divided by the number of shares outstanding as of December 31, 2009.  Totals may vary due to rounding.

	100% of offered shares are sold	75% of offered shares are sold	50% of offered shares are sold	25% of offered shares are sold
Offering Price	$0.10 per share	$0.10 per share	$0.10 per share	$0.10 per share
Net tangible book value at 12/31/09	$0.002 per share	$0.002 per share	$0.002 per share	$0.002 per share
Net tangible book value after giving effect to the offering	$0.05 per share	$0.04 per share	$0.03 per share	$0.02 per share
Increase in net tangible book value per share attributable to cash payments made by new investors	$0.0488 per share	$0.388 per share	$0.288 per share	$0.188 per share
Per Share Dilution to New Investors	$0.05 per share	$0.06 per share	$0.07 per share	$0.08 per share
Percent Dilution to New Investors	50%	60%	70%	80%

Selling Security Holder

There are no selling security holders in this offering.

Plan of Distribution

Primary Offering. We are offering for sale 5,000,000 shares of our common stock in a direct public offering on a best efforts basis with no minimum.  There is no minimum amount that must be sold, and we will receive any proceeds from this offering immediately upon the acceptance of subscription agreements we receive.  We will accept or reject any subscription agreement within ten days of receipt, and any checks submitted with rejected subscription agreements will be returned promptly.

We have not conducted any discussions or negotiations for the sale of all or any portion of those 5,000,000 shares of our common stock. There is no minimum number of shares that must be purchased by each prospective purchaser and the maximum number of shares we will sell is 5,000,000. We will not pay any commissions or other fees, directly or indirectly to any person or firm in connection with solicitation of sales of the common stock.  We will not conduct any aspect of this offering online, nor is any such online offering contemplated. This offering will terminate 180 days following the effective date of this registration statement, and will not be extended.

Suzanne Fischer, our sole officer and director, does not have any agreement or plan to purchase any shares in this offering.  Ms. Fischer will participate in the offer and sale of our shares of common stock, and rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.  Although Ms. Fischer is an associated person of the company as that term is defined in Rule 3a4-l under the Exchange Act, she believes she will not be deemed to be a broker for the following reasons:

·	Ms. Fischer is not subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Exchange Act at the time of her participation in the sale of our securities.
·
Ms. Fischer will not be compensated for her participation in the sale of company securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities.

·	Ms. Fischer is not an associated person of a broker or dealer at the time of participation in the sale of company securities.

Ms. Fischer will restrict her participation to the following activities:

·	preparing any written communication or delivering any communication through the mails or other means that does not involve oral solicitation by the president of a potential purchaser;
·
responding to inquiries of potential purchasers in communication initiated by the potential purchasers, provided, however, that the content of responses are limited to information contained in a registration statement filed under the Securities Act or other offering document;

·	performing ministerial and clerical work involved in effecting any transaction.

We have not retained a broker for the sale of securities being offered. In the event we retain a broker who may be deemed an underwriter, an amendment to the registration statement will be filed.

The shares of common stock being offered by us have not been registered for sale under the securities laws of any state as of the date of this prospectus. We intend to register or qualify the offered shares in the following states:  Colorado.

Under the Securities Exchange Act of 1934 and the regulations thereunder, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable “cooling off” periods prior to the commencement of such distribution.

Legal Proceedings

There are no legal actions pending against us nor are any legal actions contemplated by us at this time.

Directors, Executive Officers, Promoters and Control Persons

Executive Officers and Directors. Our directors and principal executive officers are as specified on the following table:

Name	Age	Position
Suzanne Fischer	32	Chief Executive Officer, President, Chief Financial Officer, Secretary and a Director

Suzanne Fischer. Ms. Fischer has been our Chief Executive Officer, President, Chief Financial Officer, Secretary and sole directors since our inception. Ms. Fischer has served as a financial analyst for Quest Diagnostics, a provider of diagnostic testing, information and services that patients and doctors need to make healthcare decisions since 2007. From January 2008 to April 2008, Ms. Fischer was the sole officer and director of WestCoast Golf Experiences, Inc., a public company that was quoted on the OTCBB. From 1999 to 2006, Ms. Fischer was the assistant manager of operations at Mayan, Inc., where she reconciled cash accounts of all employees, planned and conducted the quarterly and annual physical inventory counts and developed and implemented internal controls to reduce employee theft. Ms. Fischer earned her Bachelor of Science degree in accountancy from California State University, Northridge in May 2008.  Ms. Fischer has not been a director of any other reporting company.

All directors hold office until the completion of their term of office, which is not longer than one year, or until their successors have been elected.   All officers are appointed annually by the board of directors and, subject to employment agreements (which do not currently exist) serve at the discretion of the board. Currently, our director receives no compensation.

There is no family relationship between any of our officers or directors. There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of our officers or directors from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony. Nor are any of the officers or directors of any corporation or entity affiliated with us so enjoined.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of our common stock as of May 3, 2010, by each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, each of our directors and named executive officers, and all of our directors and executive officers as a group.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class if No Shares are Sold	Percent of Class if 2,500,000 Shares are Sold	Percent of Class if 5,000,000 Shares are Sold
Common Stock	Suzanne Fischer 1405 Clay Street #B Newport Beach, CA 9266 3	5,080,000 shares, President, CEO, CFO, Secretary, Director	95.31%	64.88%	49.18%
Common Stock	All directors and named executive officers as a group	5,080,000 shares	95.31%	64.88%	49.18%

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.  In accordance with Securities and Exchange Commission rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

Changes in Control.  Our management is not aware of any arrangements which may result in a change in control.

Committees. Our Board of Directors does not currently have a compensation committee or nominating and corporate governance committee because, due to the Board of Director’s composition and our relatively limited operations, the Board of Directors believes it is able to effectively manage the issues normally considered by such committees. Our Board of Directors may undertake a review of the need for these committees in the future.

Audit Committee and Financial Expert. Presently, the Board of Directors acts as the audit committee. The Board of Directors does not have an audit committee financial expert. The Board of Directors has not yet recruited an audit committee financial expert to join the board of directors because we have only recently commenced a significant level of financial operations.

Code  of Ethics. We do not currently have a Code of Ethics that applies to all employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We plan to adopt a Code of Ethics.

Description of Securities

We were authorized to issue 50,000,000 shares of $.001 par value common stock and 5,000,000 shares of $.001 par value preferred stock.  As of May 3, 2010, there were 5,330,000 shares of our common stock were issued and outstanding. No shares of our preferred stock are issued and outstanding.

Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments.  The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock. Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Dividend Policy. We have never declared or paid a cash dividend on our capital stock. We do not expect to pay cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared in the future will be at the discretion of our board of directors.

Preferred Stock.   We have not designated the right and preferences of our preferred stock. The availability or issuance of these shares could delay, defer, discourage or prevent a change in control.

Our Articles of Incorporation and our Bylaws do not contain any provisions which were included to delay, defer, discourage or prevent a change in control.

Interest of Named Experts and Counsel

No “expert” or our “counsel” was hired on a contingent basis, or will receive a direct or indirect interest in us, or was a promoter, underwriter, voting trustee, director, officer, or employee of the company, at any time prior to the filing of this registration statement.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Article Twelve of our Articles of Incorporation provides, among other things, corporation shall indemnify any person who was or is threatened to be made a party to a proceeding by reason of the fact that he or she is:

·	is or was a director or officer of the corporation or
·
is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the Nevada General Corporation Law, as the same exists or may hereafter be amended; provided, however, that except as provided in Article Eight with respect to proceedings to enforce rights to indemnification, the corporation shall indemnify any such indemnitee in connection with a proceeding initiated by such indemnitee only if such proceeding was authorized by the board of directors of the corporation.

Article Thirteen of our Articles of Incorporation provides, among other things, that our officers and directors shall not be personally liable to us or our shareholders for breach of fiduciary duty as an officer or a director, except for liability:

·	for acts or omissions not in good faith or which involve intentional misconduct, fraud or a knowing violation of law; or
·	for unlawful payments of dividends or unlawful stock purchase or redemption by us.

Section 10 of our Bylaws also provides that our officers and directors shall be indemnified and held harmless by us to the fullest extent permitted by the provisions of the Nevada Revised Statutes.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless as provided under the Nevada Revised Statutes, the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders as provided.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that act and is, therefore, unenforceable.

Organization Within Last Five Years

Transactions with Promoters. Suzanne Fischer was our promoter and serves as our sole officer and director. In July 2009, we issued 1,000,000 shares of our common stock to Suzanne Fischer, who was our founder and our officer and director at inception. Those shares were issued in exchange for services valued at $1,000, or $0.001 per share.

Description of Business

Our Background. We were incorporated in Nevada on July 10, 2009.

Our Business. We are a provider of transactional financial, corporate reporting, commercial and digital printing for our customers. Our primary service is the EDGARization of corporate documents that require filing on EDGAR, the Electronic Data Gathering, Analysis, and Retrieval system maintained by the Securities and Exchange Commission. EDGAR performs automated collection, validation, indexing, acceptance, and forwarding of submissions by companies and others who are required by law to file forms with the Securities and Exchange Commission. These documents include registration statements, prospectuses, annual reports, quarterly reports, periodic reports, debt agreements, special proxy statements, offering circulars, tender offer materials and other documents related to corporate financings, acquisitions and mergers.  We receive our clients’ information in a variety of media, and reformat it for distribution, either in print, digital or Internet form.

We have also provided financial reporting and bookkeeping services to three entities, which accounts for approximately 20% of our current revenue. We believe we can generate significant revenues from the provision of these services as we can use outside contractors to perform services for our clients. Outside contractors include professionals interested in working on an independent contractor basis for one or more corporate clients. We believe there is increasing demand for outsourced professional services by corporate clients. We have established relationships with outside contractors that have professional experience in a range of industries and functional areas. We currently provide financial reporting and bookkeeping services for our clients using two outside accountants. We do not use contractors that are public accounting firms or law firms.  We believe our risk for professional liability claims arising from the services we provide is very limited. However, we cannot guaranty that we will not be subject to professional liability claims. We hope to obtain additional clients to which we can provide financial reporting and bookkeeping services. We also hope to expand our operations to provide additional professional services to corporate clients. Our fee structure for our financial reporting and bookkeeping services is based on an hourly rate or a flat fee per project. For services performed by outside accountants, we mark up the fees charged to us by the outside accountants.

We believe that we need minimum proceeds from this offering of approximately $50,000 to pay for the expenses of this offering and our proposed business activities for the next twelve months. We will need to proceeds of $500,000 to implement our business plan to the full extent that we envision and fund our operations for the next 36 months. Such business activities include the following:

·	purchase of computer equipment;
·	development of a professional website that we use to market our services;
·	hiring of salespersons and independent contractors that can provide services to our clients;
·	attending tradeshows and conferences to meet professionals who can potentially refer business to us.

The nature of our EDGARizing business is highly cyclical and affected by conditions in capital markets, such that our operating results may fluctuate due to a number of factors, such as stock market fluctuations and overall trends in the economy. The EDGARizing industry is highly dependent on the volume of public financing and equity offerings and corporate reporting requirements.  The corporate reporting revenue is seasonal as the greatest number of regulatory reports is required to be processed during the fiscal quarter ending March 31 and the second quarter ending June 30.  Because of these cyclical and seasonal factors, coupled with the general need to complete certain processing jobs quickly after delivery of copy by customers, we may not be able to handle maximum workloads as we only have only full-time employee and one-part time employee.

Our EDGARization Software. We currently license Edgarizer, our EDGARization software, from Edgarfilings, Ltd. for approximately $3,800 per year. Edgarizer is a widely used EDGARization software available for compiling and submitting Securities and Exchange Commission EDGAR filings. The program converts documents produced by word processing, spreadsheet, and desktop publishing packages into the EDGAR HTML format, adding the required submission information and EDGAR tags. Edgarizer HTML includes complete test filing capabilities to ensure that filings are compliant, and full communications features to facilitate filing directly to the SEC.

Our Industry. The Securities and Exchange Commission has established a program for the electronic filing of documents under the federal securities laws, entitled Electronic Data Gathering Analysis and Retrieval.  This program requires participants or their agents to file disclosure information with the Securities and Exchange Commission in an electronic format rather than by the traditional paper-filing package. This electronic format includes additional submission information and coding “tags” within the document for aid in the Securities and Exchange Commission’s analysis of the document and retrieval by the public. EDGAR allows registrants to file and the public to retrieve disclosure information electronically.

The Securities and Exchange Commission began the development of EDGAR with a pilot program in 1984. Through a phase-in schedule, the Securities and Exchange Commission assigned one of ten dates by which all public companies must start filing disclosure documents through EDGAR operational system, which began April 26, 1993. All publicly held companies were expected to be required to file disclosure documents through EDGAR by May 1996.  In addition, in 1999, the National Association of Securities Dealers, Inc. mandated that companies that participate on the Over-The-Counter Bulletin Board, an electronic quotation medium, file registration statements with the Securities and Exchange Commission via EDGAR, and to begin filing periodic filings with the Securities and Exchange Commission, which significantly increased the number of companies that need to utilize EDGAR filer services.

In May 1999, the EDGAR system began accepting documents in HTML (Hypertext Markup Language) and unofficial documents in PDF (Portable Document Format).  This modernization of the EDGAR system was intended to make the system more user friendly, and give the documents submitted a look which was closer to that of the original document.

Our Target Markets and Marketing Strategy.  We believe that our primary target market consists of small and medium size corporate entities and law firms that desire EDGARizing services for them or their clients. Our marketing strategy is to promote our services and products and attract businesses to us.  Our marketing initiatives will include:

·	establish relationships with industry professionals, such as attorneys and accountants, who can refer customers to us;
·	attend industry tradeshows; and
·	initiate direct contact with potential customers.

Growth Strategy. Our objective is to become one of the dominant providers of EDGARizing services to small cap and micro cap public companies and small to medium size law firms. Our strategy is to provide clients with competitive pricing, exceptional personal service and reliable quality. Despite our budgetary and staff constraints, we believe we must provide competitive pricing to our customers. We believe we can provide such competitive pricing because our sole officer and director provides a significant portion of our edgarizing services and the compensation paid to our sole officer and director is less that the market rate for such services. Our strategy is to develop relationships with our customers while providing a high level of personal service, which we believe will provide us with a competitive advantage. To date, we believe our strategy has been effective as all of clients have been referred by other clients. Key elements of our strategy include:

·	increase our relationships with businesses, law firms and accountants;
·	continue and expand our website;
·	provide additional services for businesses and other filers; and
·	pursue relationships with companies that will support our business development.

Our Website.  Our website is located at www.ontimefilings.com and provides a description of our services along with our contact information including our address, telephone number and e-mail address. Our website also provides prospective customers with relevant information about our pricing and payment options, our filing procedures, frequently asked questions and investor relations.

Our Competition. The EDGARizing services industry in the United States is highly competitive. The EDGARizing process reformats documents required to be filed with the SEC from files that were originally generated using a variety of word processing and spreadsheet software.  We compete with a variety of companies, many of which have greater financial and other resources than us, or are subsidiaries or divisions of larger organizations. In particular, the industry is characterized by a small number of large, dominant organizations that perform this service along with corporate entities or law firms that have their own in-house EDGARizing capability.

The major competitive factors in our business are the timeliness and quality of customer service, the quality of finished products and price. Our ability to compete effectively in providing customer service and quality finished products depends primarily on the level of training of our staff, the utilization of computer software and equipment and the ability to perform the services with speed and accuracy. We believe we compete effectively in all of these areas.

Many of our competitors have substantially greater financial, technical, managerial, marketing and other resources than we do and they may compete more effectively than we can. If our competitors offer EDGARizing services at lower prices than we do, we may have to lower the prices we charge, which will adversely affect our results of operations.  Furthermore, many of our competitors are able to obtain more experienced employees than we can.

Government Regulation. We are also subject to federal, state and local laws and regulations generally applied to businesses, such as payroll taxes on the state and federal levels. We believe that we are in conformity with all applicable laws in Nevada and the United States.

Our Research and Development.  We are not currently conducting any research and development activities, other than the development of our website.  We do not anticipate conducting such activities in the near future. If we are able to raise more than $100,000 in this offering, then we expect will spend $5,000 for the development of our website.

Intellectual Property. We do not presently own any copyrights, patents, trademarks, licenses, concessions or royalties, and we may rely on certain proprietary technologies, trade secrets, and know-how that are not patentable.

EDGARizer is a registered trademark of EDGARfilings, Ltd. EDGAR is registered trademark of the Securities and Exchange Commission.  In the event that we use the name or phrase EDGARizer in our materials, we may need to secure a trademark license issued by EDGARfilings, Ltd. In the event that we use the name or phrase EDGAR in our materials, we may need to secure a trademark license issued by the Securities and Exchange Commission.

We own the Internet domain names www.ontimefilings.com and www.otfilings.com. Under current domain name registration practices, no one else can obtain an identical domain name, but someone might obtain a similar name, or the identical name with a different suffix, such as “.org”, or with a country designation. The regulation of domain names in the United States and in foreign countries is subject to change, and we could be unable to prevent third parties from acquiring domain names that infringe or otherwise decrease the value of our domain names.

Employees. As of December 31, 2009, we have no employees other than our sole officer. We anticipate that we will be using the services of independent contractors as consultants to support our expansion and business development. We are not a party to any employment agreements.

Facilities. Our executive, administrative and operating offices are located at 1405 Clay Street #B, Newport Beach, CA 9266 3 . Suzanne Fischer, our sole officer and director, provides approximately 200 square feet of office space at no charge. Our financial statements reflect the fair market value of that space which is approximately $350.00 per month. We do not have a written lease or sublease agreement with Ms. Fischer. Ms. Fischer does not expect to be paid or reimbursed for providing office facilities.  We believe that our facilities are adequate for our needs and that additional suitable space will be available on acceptable terms as required.

Management's Discussion and Analysis of Financial Condition and Results of Operations

Critical Accounting Policy and Estimates. Our Management’s Discussion and Analysis of Financial Condition and Results of Operations section discusses our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, management evaluates its estimates and judgments, including those related to revenue recognition, accrued expenses, financing operations, and contingencies and litigation. Management bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The most significant accounting estimates inherent in the preparation of our financial statements include estimates as to the appropriate carrying value of certain assets and liabilities which are not readily apparent from other sources. In addition, these accounting policies are described at relevant sections in this discussion and analysis and in the notes to the financial statements included in this Registration Statement on Form S-1.

The following discussion of our financial condition and results of operations should be read in conjunction with our audited financial statements for the period from July 10, 2009 (inception) to December 31, 2009, together with notes thereto, which are included in this Registration Statement on Form S-1.

For the three month period ended March 31, 2010.

Results of Operations.

Revenues. We had revenues of $15,377 for the three month period March 31, 2010, from providing edgarizing services as well as financial reporting and bookkeeping services. Our costs of revenues of $3,388 for that period is comprised of $2,188, which was paid to outside contractor for services, and $1,200, which was the fair market value of edgarizing services provided by our sole officer. We hope to generate revenues as we continue operations and implement our business plan.

Operating Expenses. For the three month period March 31, 2010, our total operating expenses were $7,387. Our operating expenses were comprised of legal and professional expenses of $5,036 and general and administrative expenses of $2,351.

For the period from July 10, 2009 (inception) to December 31, 2009.

Results of Operations.

Revenues. We had revenues of $10,758 for the period from July 10, 2009 (inception) to December 31, 2009, from providing edgarizing services as well as financial reporting and bookkeeping services. Our costs of revenues of $3,650 for that period is comprised of $1,250, which was paid to outside contractor for services, and $2,400, which was the fair market value of edgarizing services provided by our sole officer. We hope to generate revenues as we continue operations and implement our business plan.

Operating Expenses. For the period from July 10, 2009 (inception) to December 31, 2009, our total operating expenses were $5,473. Our operating expenses were comprised of legal and professional expenses of $674 and general and administrative expenses of $4,799. We currently license Edgarizer, our EDGARization software, from Edgarfilings, Ltd. for approximately $3,800 per year.

Net Income.  For the period from July 10, 2009 (inception) to December 31, 2009, our net income was $927.

Liquidity and Capital Resources. On July 10, 2009, we issued 1,000,000 shares of common stock to our founder in exchange for services valued at $1,000, or $0.001 per share.  On August 19, 2009, we issued 3,830,000 shares of common stock to our founder in exchange for cash of $3,830, or $0.001 per share.  On September 30, 2009, we sold 500,000 shares of common stock in exchange for $1,000, or $0.002 per share. We used those proceeds to pay for our computer software, overhead expenses and working capital.

As of December 31, 2009, we had liabilities of $5,087, all of which were represented by accrued expenses of $4,379 and income taxes payable of $708. We had no other long term liabilities, commitments or contingencies.

During 2010, we expect to incur significant accounting costs of $15,000 per year associated with the audit and review of our financial statements. We expect that the legal and accounting costs of becoming a public company will be approximately $25,000 per year and will continue to impact our liquidity. Those fees will be higher if our business volume and activity increases. Other than the anticipated increases in legal and accounting costs due to the reporting requirements of becoming a reporting company, we are not aware of any other known trends, events or uncertainties, which may affect our future liquidity.

Toeffectuate our business plan, we must raise at least $50,000 in this offering and begin to market and promote our services. With the proceeds from this offering, we intend to purchase computer equipment, complete development of our website and begin marketing our services to potential clients. We are developing sales and marketing materials including brochures describing the services that we provide so that we can provide a professional appearance to potential clients.

During the next three to six months, our primary objective is to complete the offering and begin to obtain clients so that we generate revenues to support our operations. During the next six to twelve months, we hope to expand our operations and service several accounts. We believe that the size of our operations may vary depending on the amount of funds raised in this offering. If we are able to sell all of the shares in this offering, we believe that the size of our operations will increase because we will be able to increase our marketing activities. If we do not raise any funds in this offering, we may not have adequate funds to market our services.  We need to raise at least $50,000 to pay for the costs of this offering and fund our proposed business activities. We believe that we will need to raise $500,000 in this offering to fully implement our business plans. However, we may need to spend more funds on marketing and promotion than we have initially estimated. Our failure to market and promote our services will hinder our ability to increase the size of our operations and generate additional revenues.

We have cash and cash equivalents of $1,727 as of December 31, 2009. In the opinion of management, available funds will not satisfy our working capital requirements to operate at our current level of activity for the next twelve months.  Those funds do not include any funds raised in this offering. We will not be able to implement our business plan in the manner we envision unless we raise funds from this offering.  Our forecast for the period for which our financial resources will be adequate to support our operations involves risks and uncertainties and actual results could fail as a result of a number of factors. In order to expand our operations, we do not currently anticipate that we will need to raise additional capital in addition to the funds raised in this offering.  If we do not raise at least $100,000 from this offering, then we may not be able to pay for the expenses of this offering, fund our operations, finish the development of our website, conduct marketing activities and expand our operations.  This offering is a best efforts offering with no minimum.  We will have access to these funds as soon as they are received.

We are not currently conducting any research and development activities other than the development of our website, which we expect the total cost to be approximately $5,000.  We do not anticipate conducting such activities in the near future. In the event that we expand our customer base, then we may need to hire additional employees or independent contractors as well as purchase or lease additional equipment. Our management believes that we do not require the services of independent contractors to operate at our current level of activity.  However, if our level of operations increases beyond the level that our current staff can provide, then we may need to supplement our staff in this manner.

Off-Balance Sheet Arrangements.  We have no off-balance sheet arrangements.

Description of Property

Property held by us. As of December 31, 2009, we held no real property.  We do not presently own any interests in real estate.

Our Facilities. Our executive, administrative and operating offices are located at 1405 Clay Street #B, Newport Beach, CA 9266 3 . Suzanne Fischer, our sole officer and director, provides approximately 200 square feet of office space at no charge. Our financial statements reflect the fair market value of that space which is approximately $350.00 per month. We do not have a written lease or sublease agreement with Ms. Fischer. Ms. Fischer does not expect to be paid or reimbursed for providing office facilities.  We believe that our facilities are adequate for our needs and that additional suitable space will be available on acceptable terms as required.

Certain Relationships and Related Transactions

Related party transactions.

In July 2009, we issued 1,000,000 shares of our common stock to Suzanne Fischer, our sole officer and director at inception.  These shares were issued in exchange for services valued at $1,000, or $0.001 per share.

From our inception (July 10, 2009) through December 31, 2009, Suzanne Fischer, our sole officer and director, has provided services to us valued at $2,400.  Accordingly, for the period from inception (July 10, 2009) through December 31, 2009, we recorded an expense of $2,400.  At December 31, 2009, this amount remains due and payable to Ms. Fischer.

Suzanne Fischer, our sole officer and director, currently provides approximately 200 square feet of office space to us at no charge. Our financial statements reflect, as occupancy costs, the fair market value of that space, which is approximately $350 per month. For the period from inception (July 10, 2009) through December 31, 2009, the Company recorded rent expense of $2,100.

We believe that each report transaction and relationship is on terms that are at least as fair to us as would be expected if those transactions were negotiated with third parties.

There have been no other related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 of Regulation S-K.

With regard to any future related party transaction, we plan to fully disclose any and all related party transactions, including, but not limited to, the following:

·	disclose such transactions in prospectuses where required;
·	disclose in any and all filings with the Securities and Exchange Commission, where required;
·	obtain disinterested directors’ consent; and
·	obtain shareholder consent where required.

Market for Common Equity and Related Stockholder Matters

Reports to Security Holders. Our securities are not listed for trading on any exchange or quotation service. We are not required to comply with the timely disclosure policies of any exchange or quotation service. The requirements to which we would be subject if our securities were so listed typically include the timely disclosure of a material change or fact with respect to our affairs and the making of required filings. Although we are not required to deliver an annual report to security holders, we intend to provide an annual report to our security holders, which will include audited financial statements.

When we become a reporting company with the Securities and Exchange Commission, the public may read and copy any materials filed with the Securities and Exchange Commission at the Security and Exchange Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330.  The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov.

As of May 3, 2010, there were two record holders of our common stock.

There are no outstanding shares of our common stock which can be sold pursuant to Rule 144. There are no outstanding options or warrants to purchase, or securities convertible into, shares of our common stock. There are no outstanding shares of our common stock that we have agreed to register under the Securities Act of 1933 for sale by security holders.

There have been no cash dividends declared on our common stock.  Dividends are declared at the sole discretion of our Board of Directors.

Recent Sales of Unregistered Securities. There have been no sales of unregistered securities within the last three (3) years which would be required to be disclosed pursuant to Item 701 of Regulation S-K, except for the following:

On July 12, 2009, we issued 1,000,000 shares of our common stock to Suzanne Fischer for services valued at $1,000, or $0.001 per share. The shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, which exemption is specified by the provisions of Section 4(2) of that act.

On August 19, 2009, we issued 3,830,000 shares of our common stock to Suzanne Fischer for cash of $3,830, or $0.001 per share. The shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, which exemption is specified by the provisions of Section 4(2) of that act.

On September 30, 2009, we issued 500,000 shares of our common stock to Suzanne Fischer and an unrelated investor for cash of $500, or $0.002 per share. The shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, which exemption is specified by the provisions of Section 4(2) of that act.

Purchases of Equity Securities. None.

No Equity Compensation Plan. We do not have any securities authorized for issuance under any equity compensation plan.  We also do not have an equity compensation plan and do not plan to implement such a plan.

Penny stock regulation.  Shares of our common stock will probably be subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in “penny stocks”.  Penny stocks are generally equity securities with a price of less than $5.00, except for securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which contains the following:

·	a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
·
a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to violation to such duties or other requirements of securities’ laws;

·	a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the “bid” and “ask” price;
·	a toll-free telephone number for inquiries on disciplinary actions;
·	definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and
·	such other information and is in such form, including language, type, size and format, as the Securities and Exchange Commission shall require by rule or regulation.

Prior to effecting any transaction in penny stock, the broker-dealer also must provide the customer the following:

·	the bid and offer quotations for the penny stock;
·	the compensation of the broker-dealer and its salesperson in the transaction;
·	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
·	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement.  These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules.  Holders of shares of our common stock may have difficulty selling those shares because our common stock will probably be subject to the penny stock rules.

Executive Compensation

Any compensation received by our officers, directors, and management personnel will be determined from time to time by our board of directors. Our officers, directors, and management personnel will be reimbursed for any out-of-pocket expenses incurred on our behalf.

Summary Compensation Table.  The table set forth below summarizes the annual and long-term compensation for services in all capacities to us payable to our chief executive officer and our other executive officers for the period from July 10, 2009 (inception) to December 31, 2009.  Our board of directors may adopt an incentive stock option plan for our executive officers which would result in additional compensation.

		Annual Compensation			Long Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Awards		Payouts	All Other Compensation
					Restricted Stock Awards ($)	Securities Underlying Options/SARs (#)	LTIP Payouts ($)
Suzanne Fischer, President, CEO, CFO, Secretary, Director	2009	None	None	$2,400	None	None	None	None

Employment Contracts and Termination of Employment. We do not anticipate that we will enter into any employment contracts with any of our employees. We have no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation or retirement).

Stock Options/SAR Grants. No grants of stock options or stock appreciation rights were made since our date of incorporation on July 10, 2009.

Outstanding Equity Awards at Fiscal Year-end. As of the period ended December 31, 2009, the following named executive officer had the following unexercised options, stock that has not vested, and equity incentive plan awards:

Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options # Exercisable	# Un-exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock Not Vested	Market Value of Shares or Units Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights Not Nested	Value of Unearned Shares, Units or Other Rights Not Vested
Suzanne Fischer, President, CEO, CFO, Secretary, Director	0	0	0	0	0	0	0	0	0

Long-Term Incentive Plans. There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers. As of December 31, 2009, we had no group life, health, hospitalization, or medical reimbursement or relocation plans in effect.

Compensation of Directors. Our directors who are also our employees receive no extra compensation for their service on our board of directors.

Financial Statements

ON TIME FILINGS, INC.
(A Development Stage Company)

FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2010 AND FOR
THE PERIOD FROM INCEPTION (JULY 10, 2009)
THROUGH MARCH 31, 2010

ON TIME FILINGS, INC.
(A Development Stage Company)
BALANCE SHEETS

ASSETS

	March 31, 2010 (Unaudited)	December 31, 2009
Current assets
Cash	$4,165	$1,727
Accounts receivable, net	14,653	8,996
Prepaid expenses	1,596	2,553

Total current assets	20,414	13,276

Property and equipment, net of $97 and $61 accumulated depreciation, respectively	632	668

Total assets	$21,046	$13,944

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable	$2,229	$1,979
Accrued wages	3,600	2,400
Income taxes payable	1,555	708

Total current liabilities	7,384	5,087

Stockholders’ equity
Preferred stock, $0.001 par value per share, 5,000,000 shares authorized, -0- shares issued and outstanding	-	-
Common stock, $0.001 par value; 50,000,000 shares authorized, 5,330,000 shares issued and outstanding	5,330	5,330
Additional paid-in capital	3,650	2,600
Retained earnings	4,682	927

Total stockholders’ equity	13,662	8,857

Total liabilities and stockholders’ equity	$21,046	$13,944

See accompanying notes to financial statements

ON TIME FILINGS, INC.
(A Development Stage Company)
STATEMENTS OF INCOME
(UNAUDITED)

	March 31, 2010	For the Period from Inception (July 10, 2009) through March 31, 2010

Net revenue	$15,377	$26,135

Cost of revenues	3,388	7,038

Gross profit	11,989	19,097

Operating expenses
Legal and professional	5,036	5,710
General and administrative	2,351	7,150

Total operating expenses	7,387	12,860

Income before income taxes	4,602	6,237

Provision for income taxes	847	1,555

Net income	$3,755	$4,682

Net income per common share – basic and diluted	$0.00	$0.00

Weighted average of common shares – basic and diluted	5,330,000	4,586,818

See accompanying notes to financial statements

ON TIME FILINGS, INC.
(A Development Stage Company)
STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
FOR THE PERIOD FROM INCEPTION (JULY 10, 2009)
THROUGH MARCH 31, 2010
(UNAUDITED)

	Common Stock
	Number of Shares	Amount	Additional Paid-In Capital	Retained Earnings	Total Stockholders’ Equity

Balance, July 20, 2009	-	$-	$-	$-	$-

Issuance of common stock for services	1,000,000	1,000	-	-	1,000

Issuance of common stock for cash	4,330,000	4,330	500	-	4,830

Additional paid-in capital in exchange for facilities provided by related party	-	-	2,100	-	2,100

Net income	-	-	-	927	927

Balance, December 31, 2009	5,330,000	5,330	2,600	927	8,857

Additional paid-in capital in exchange for facilities provided by related party	-	-	1,050	-	1,050

Net income	-	-	-	3,755	3,755

Balance, March 31, 2010	5,330,000	$5,330	$3,650	$4,682	$13,662

See accompanying notes to financial statements

ON TIME FILINGS, INC.
(A Development Stage Company)
STATEMENTS OF CASH FLOWS
(UNAUDITED)

	March 31, 2010	For the Period of Inception (July 10, 2009) through March 31, 2010

Cash flows from operating activities
Net income	$3,755	$4,682
Adjustments to reconcile net income to net cash used in operating activities
Additional paid-in capital in exchange for facilities provided by related party	1,050	3,150
Common stock issued for services rendered	-	1,000
Depreciation	36	97
Changes in operating assets and liabilities
(Increase) in accounts receivable	(5,657)	(14,653)
(Increase) in prepaid expenses	957	(1,596)
Increase in accrued expenses	1,450	5,829
Increase in income taxes payable	847	1,555

Net cash used in operating activities	2,438	64

Cash flows from investing activities
Purchase of property and equipment	-	(729)

Net cash used by investing activities	-	(729)

Cash flows from financing activities
Proceeds from issuance of common stock	-	4,830

Net cash provided by financing activities	-	4,830

Net increase in cash	2,438	4,165

Cash, beginning of period	1,727	-

Cash, end of period	$4,165	$4,165

Supplemental disclosure of cash flow information
Income taxes paid	$-	$-

Interest paid	$-	$-

See accompanying notes to financial statements

ON TIME FILINGS, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2010
(UNAUDITED)

1.	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

On Time Filings, Inc. (the Company) is currently was incorporated under the laws of the State of Nevada on July 10, 2009.

On Time Filings, Inc. is currently a development stage company under the provisions of ASC 915, “Development Stage Entities”. For the three months ended March 31, 2010 and since inception (July 10, 2009), the Company produced only minimal revenues and is starting to further develop markets and raise capital.  The Company will continue to report as a development stage company until significant revenues are produced.

The Company provides transactional financial, corporate reporting, commercial and digital printing for its customers. The Company receives its clients’ information in a variety of formats and reprocesses it for distribution typically in print, digital or internet formats.

Transactional financial printing includes registration statements, prospectuses, debt arrangements, special proxy statements, offering circulars, tender offer materials and other documents related to corporate financings, mergers and acquisitions.

Corporate reporting includes interim reports, regular proxy materials prepared by corporations for distribution to stockholders, and Securities and Exchange Commission reports on Form 10-K and other forms.

Commercial and digital printing consists of annual reports, sales and marketing literature, newsletters and other custom-printed products.

The Company has evaluated subsequent events through May 12, 2010, the date these financial statements were issued.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported periods.  Actual results could materially differ from those estimates.

1.	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Basis of Presentation

The unaudited financial statements included herein have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and with the instructions to Form 10-Q and Article 8 of Regulation S-X.  They do not include all information and notes required by generally accepted accounting principles for complete financial statements. However, except as disclosed herein, there has been no material changes in the information disclosed in the registration statement on Form S-1/A of On Time Filings, Inc. for the period ended December 31, 2009. In the opinion of management, all adjustments (including normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three ended March 31, 2010 are not necessarily indicative of the results that may be expected for any other interim period or the entire year. For further information, these unaudited financial statements and the related notes should be read in conjunction with the Company’s audited financial statements for the period ended December 31, 2009 included in the Company’s registration statement on Form S-1/A.

Cash and Cash Equivalents

For purposes of the balance sheet and statement of cash flows, the Company considers all highly liquid debt instruments purchased with maturity of three months or less to be cash equivalents.

Fair Value of Financial Instruments

Pursuant to ASC No. 825, “Financial Instruments”, the Company is required to estimate the fair value of all financial instruments included on its balance sheet.  The carrying value of cash, accounts payable and accrued expenses approximate their fair value due to the short period to maturity of these instruments.

Accounts Receivable

The Company is subject to credit risk as it extends credit to its customers, mostly on an unsecured basis after performing certain credit analysis.  Management estimates and provides for probable uncollectible amounts through a charge to earnings and a credit to an allowance for doubtful accounts based on historical collection experience and its assessment of the current status of individual accounts.  At March 31, 2010 and December 31, 2009, the Company’s management considered all outstanding receivables fully collectible.

1.	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Property and Equipment

Property and equipment, if any, are stated at cost.  Depreciation of property and equipment is provided using the straight-line method over the estimated useful lives of the assets.  Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized.  Expenditures for maintenance and repairs are changed to expense as incurred.

Revenue Recognition

Revenue is to be recognized from sales of its services when (a) persuasive evidence of a sale with a customer exists, (b) services are rendered, (c) fee is fixed or determinable, and (d) collection of the fee is reasonably assured.

Provision for Income Taxes

The Company accounts for income taxes under ASC No. 740, “Accounting for Income Taxes” (ASC 740).  Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs.  A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Comprehensive Income

The Company applies ASC No. 220, “Comprehensive Income” (ASC 220).  ASC 220 establishes standards for the reporting and display of comprehensive income or loss, requiring its components to be reported in a financial statement that is displayed with the same prominence as other financial statements. During the three months ended March 31, 2010 and from inception (July 10, 2009) through March 31, 2010, the Company had no other components of comprehensive loss other than net loss as reported on the statements of income.

1.	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Basic and Diluted Income (Loss) Per Share

In accordance with ASC No. 260 “Earnings Per Share”, basic income (loss) per common share is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding.  Diluted income (loss) per common share is computed similar to basic income per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.  As of March 31, 2010, the Company did not have any equity or debt instruments outstanding that could be converted into common stock.

Recent Accounting Pronouncements

In June 2009, the Financial Accounting Standards Board (“FASB”) issued ASC Statement No. 105,   the “FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles” (ASC 105).  ASC 105 will become the single source authoritative nongovernmental U.S. generally accepted accounting principles (“GAAP”), superseding existing FASB, American Institute of Certified Public Accountants, Emerging Issues Task Force, and related accounting literature.  ASC 105 reorganized the thousands of GAAP pronouncements into roughly 90 accounting topics and displays them using a consistent structure.  Also included is relevant SEC guidance organized using the same topical structure in separate sections.  The Company adopted ASC 105 on July 10, 2009 for the financial statements ended March 31, 2010.  The adoption of ASC 105 did not have an impact on the Company’s financial position or results of operations.

On July 10, 2009, the Company adopted ASC 825-10-65, “Financial Instruments – Overall – Transition and Open Effective Date Information” (ASC 825-10-65). ASC 825-10-65 amends ASC 825-10 to require disclosures about fair value of financial instruments in interim financial statements as well as in annual financial statements and also amends ASC 270-10 to require those disclosures in all interim financial statements. The adoption of ASC 825-10-65 did not have a material impact on the Company’s results of operations or financial condition.

1.	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

On July 10, 2009, the Company adopted ASC 855, Subsequent Events (ASC 855). ASC 855 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. It requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for that date – that is, whether the date represents the date the financials statements were issued or were available to be issued. The disclosure should alert all users of financial statements that an entity has not evaluated subsequent events after the date in the set of financial statements being present. The adoption of ASC 855 did not have a material impact on Company’s results of operations or financial condition.

2.	FAIR VALUE OF FINANCIAL INSTRUMENTS

Fair Value Measurements

On July 10, 2009, the Company adopted FASB Accounting Standards Codification No. 820, Fair Value Measurements (ASC 820).  ASC 820 relates to financial assets and financial liabilities.

Determination of Fair Value

At March 31, 2010, the Company calculated the fair value of its assets and liabilities for disclosure purposes only.

Valuation Hierarchy

ASC 820 establishes a three-level valuation hierarchy for the use of fair value measurements based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date:

•	Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

•
Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•
Level 3 - Inputs that are both significant to the fair value measurement and unobservable. These inputs rely on management's own assumptions about the assumptions that market participants would use in pricing the asset or liability. (The unobservable inputs are developed based on the best information available in the circumstances and may include the Company's own data.)

2.	FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

Fair Value Measurements (continued)
The Company had no other assets or liabilities measured at fair value on a recurring basis under the hierarchy as of March 31, 2010:

3.             COMMON STOCK

On July 12, 2009, the Company issued 1,000,000 shares of its common stock to its sole officer for services valued at $1,000 which was considered a reasonable estimate of fair value.

On August 19, 2009, the Company issued 3,830,000 shares of its common stock to its sole officer for cash of $3,830 which was considered a reasonable estimate of fair value.

On September 30, 2009, the Company issued 250,000 shares of its common stock to its sole officer for cash of $500 which was considered a reasonable estimate of fair value.

4.             PROVISION FOR INCOME TAXES

The Company accounts for income taxes under ASC 740.  These principles mandate the liability method of accounting for deferred income taxes and permits the recognition of deferred tax assets subject to an ongoing assessment of realizability.

The components of the Company’s income tax provision for the three months ended March 31, 2010 consist of:

March 31, 2010
Current income tax expense	$ 847
Expected income tax benefit	-
Change in valuation allowance	-
$ 847

 5.         RELATED PARTY TRANSACTIONS

From the Company’s inception (July 10, 2009) through March 31, 2010, the Company’s sole officer has provided services to the Company valued at $3,600.  Accordingly, for the three months ended March 31, 2010 and for the period from inception (July 10, 2009) through March 31, 2010, the Company recorded expense of $1,200 and $2,400, respectively.  At March 31, 2010, $3,600 remains due and payable to the officer.

From the Company’s inception (July 10, 2009) through March 31, 2010, the Company utilized office space of its sole officer at no charge.  The Company treated the usage of the office space as additional paid-in capital and charged the estimated fair value rent of $350 per month to operations.  For the three months ended March 31, 2010, the Company recorded rent expense of $1,050.  For the period from inception (July 10, 2009) through March 31, 2010, the Company recorded rent expense of $4,200.

6.         GOING CONCERN

While the Company has managed a de minimus amount of net income since inception, management believes that additional debt and equity financing will be required by the Company to further fund its planned growth activities and to support operations, including the costs to maintain itself as a public reporting company over the next twelve (12) months.  Specifically, the Company estimates that it will require at least $50,000 over the next 12 months, as its monthly cash requirements increase from approximately $2,500 per month to $4,000 per month and it moves forward in fully effectuating its business plan.  However, there is no assurance that the Company will be able to obtain additional debt or equity financing.  Furthermore, there is no assurance that rapid technological changes, changing customer needs and evolving industry standards will enable the Company to continue to increase its profitability and remain profitable in the short term.

On Time Filings, Inc.
Report and Financial Statements
For the Period from Inception (July 10, 2009) through December 31, 2009

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
On Time Filings, Inc.

We have audited the accompanying balance sheet of On Time Filings, Inc. as of December 31, 2009, and the related statements of income, changes in stockholder’s equity and cash flows for the period from inception (July 10, 2009) through December 31, 2009.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of On Time Filings, Inc. as of December 31, 2009, and the results of its operations and its cash flows for the period from inception (July 10, 2009) through December 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 6, the Company has incurred recurring operating losses and has an accumulated deficit.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 6.  The financial statements do not include any adjustments may result from the outcome of this uncertainty.

Q Accountancy Corporation

/s/Q Accountancy Corporation
Laguna Niguel, California
May 4, 2010

ON TIME FILINGS, INC.
Balance Sheet
December 31, 2009

ASSETS

Current assets
Cash	$1,727
Accounts receivable	8,996
Prepaid expenses	2,553

Total current assets	13,276

Property and equipment, net of $61 accumulated depreciation	668

Total assets	$13,944

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable	$1,979
Accrued wages	2,400
Income taxes payable	708

Total current liabilities	5,087

Stockholders’ equity
Preferred stock, $0.001 par value per share, 5,000,000 shares authorized, -0- shares issued and outstanding	-
Common stock, $0.001 par value; 50,000,000 shares authorized, 5,330,000 shares issued and outstanding	5,330
Additional paid-in capital	2,600
Retained earnings	927

Total stockholders’ equity	8,857

Total liabilities and stockholders’ equity	$13,944

See accompanying notes to financial statements

ON TIME FILINGS, INC.
Statement of Income
For the period from inception (July 10, 2009)
through December 31, 2009

Net revenue	$10,758

Cost of revenue	3,650

Gross profit	7,108

Operating expenses
Legal and professional	674
General and Administrative	4,799

Total operating expenses	5,473

Income before income taxes	1,635

Provision for income taxes	708

Net income	$927

Net income per common share – basic and diluted	$0.00

Weighted average of common shares – basic and diluted	4,202,414

See accompanying notes to financial statements

ON TIME FILINGS, INC.
Statement of Changes in Stockholders’ Equity
From the period from inception (July 10, 2009)
through December 31, 2009

	Common Stock
	Number of Shares	Amount	Additional Paid-In Capital	Retained Earnings	Total Stockholders’ Equity

Balance, July 20, 2009	-	$-	$-	$-	$-

Issuance of common stock for services	1,000,000	1,000	-	-	1,000

Issuance of common stock for cash	4,330,000	4,330	500	-	4,830

Additional paid-in capital in exchange for facilities provided by related party	-	-	2,100	-	2,100

Net income	-	-	-	927	927

Balance, December 31, 2009	5,330,000	$5,330	$2,600	$927	$8,857

See accompanying notes to financial statements

ON TIME FILINGS, INC.
Statement of Cash Flows
For the period from inception (July 10, 2009)
through December 31, 2009

Cash flows from operating activities
Net income	$927
Adjustments to reconcile net income to net cash used in operating activities
Additional paid-in capital in exchange for facilities provided by related party	2,100
Common stock issued for services rendered	1,000
Depreciation	61
Changes in operating assets and liabilities
(Increase) in accounts receivable	(8,996)
(Increase) in prepaid expenses	(2,553)
Increase in accrued expenses	4,379
Increase in income taxes payable	708

Net cash used in operating activities	(2,374)

Cash flows from investing activities
Purchase of property and equipment	(729)

Net cash used by investing activities	(729)

Cash flows from financing activities
Proceeds from issuance of common stock	4,830

Net cash provided by financing activities	4,830

Net increase in cash	1,727

Cash, beginning of period	-

Cash, end of period	$1,727

Supplemental disclosure of cash flow information
Income taxes paid	$-

Interest paid	$-

See accompanying notes to financial statements

ON TIME FILINGS, INC.
Notes to Financial Statements
For the period from inception (July 10, 2009)
through December 31, 2009

1.	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

On Time Filings, Inc. (the Company) is currently was incorporated under the laws of the State of Nevada on July 10, 2009.

The Company provides transactional financial, corporate reporting, commercial and digital printing for its customers. The Company receives its clients’ information in a variety of formats and reprocesses it for distribution typically in print, digital or internet formats.

Transactional financial printing includes registration statements, prospectuses, debt arrangements, special proxy statements, offering circulars, tender offer materials and other documents related to corporate financings, mergers and acquisitions.

Corporate reporting includes interim reports, regular proxy materials prepared by corporations for distribution to stockholders, and Securities and Exchange Commission reports on Form 10-K and other forms.

Commercial and digital printing consists of annual reports, sales and marketing literature, newsletters and other custom-printed products.

The Company has evaluated subsequent events through May 4, 2010, the date these financial statements were issued.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported periods.  Actual results could materially differ from those estimates.

Accounts Receivable

The Company is subject to credit risk as it extends credit to its customers, mostly on an unsecured basis after performing certain credit analysis.  Management estimates and provides for probable uncollectible amounts through a charge to earnings and a credit to an allowance for doubtful accounts based on historical collection experience and its assessment of the current status of individual accounts.  As of December 31, 2009, the Company’s management considered all outstanding receivables fully collectible.

Property and Equipment

Property and equipment, if any, are stated at cost.  Depreciation of property and equipment is provided using the straight-line method over the estimated useful lives of the assets.  Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized.  Expenditures for maintenance and repairs are changed to expense as incurred.

Revenue Recognition

Revenue is to be recognized from sales of its services when (a) persuasive evidence of a sale with a customer exists, (b) services are rendered, (c) fee is fixed or determinable, and (d) collection of the fee is reasonably assured.

Provision for Income Taxes

The Company accounts for income taxes under ASC 740, Income Taxes (ASC 740).  Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs.  A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Comprehensive Income

The Company applies ASC 220, Comprehensive Income (ASC 220).  ASC 220 establishes standards for the reporting and display of comprehensive income or loss, requiring its components to be reported in a financial statement that is displayed with the same prominence as other financial statements.  From inception (July 10, 2009) through December 31, 2009, the Company had no other components of comprehensive loss other than net loss as reported on the statement of operations.

ON TIME FILINGS, INC.
Notes to Financial Statements
For the period from inception (July 10, 2009)
through December 31, 2009

1.	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Basic and Diluted Income (Loss) Per Share

In accordance with ASC 260, Earnings Per Share, basic income (loss) per common share is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding.  Diluted income (loss) per common share is computed similar to basic income per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.  As of December 31, 2009, the Company did not have any equity or debt instruments outstanding that could be converted into common stock.

Recent Accounting Pronouncements

In June 2009, the Financial Accounting Standards Board (FASB) issued ASC Statement No. 105, the FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles (ASC 105).  ASC 105 will become the single source authoritative nongovernmental U.S. generally accepted accounting principles (“GAAP”), superseding existing FASB, American Institute of Certified Public Accountants, Emerging Issues Task Force, and related accounting literature.  ASC 105 reorganized the thousands of GAAP pronouncements into roughly 90 accounting topics and displays them using a consistent structure.  Also included is relevant SEC guidance organized using the same topical structure in separate sections.  The Company adopted ASC 105 for the financial statements ended December 31, 2009.  The adoption of ASC 105 did not have an impact on the Company’s financial position or results of operations.

On July 10, 2009, the Company adopted ASC 855, Subsequent Events (ASC 855). ASC 855 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. It requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for that date – that is, whether the date represents the date the financials statements were issued or were available to be issued. The disclosure should alert all users of financial statements that an entity has not evaluated subsequent events after the date in the set of financial statements being present. The adoption of ASC 855 did not have a material impact on Company’s results of operations or financial condition.

2.         FAIR VALUE OF FINANCIAL INSTRUMENTS

Fair Value Measurements

On July 10, 2009, the Company adopted FASB Accounting Standards Codification No. 820, Fair Value Measurements.  ASC 820 relates to financial assets and financial liabilities.

Determination of Fair Value

At December 31, 2009, the Company calculated the fair value of its assets and liabilities for disclosure purposes only. In addition, pursuant to ASC No. 825, Financial Instruments, the Company is required to estimate the fair value of all financial instruments included on its balance sheet.  The carrying value of cash, accounts receivable, prepaid expenses, accounts payable and accrued expenses approximate their fair value due to the short period to maturity of these instruments.

Valuation Hierarchy

ASC 820 establishes a three-level valuation hierarchy for the use of fair value measurements based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date:

•	Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

•
Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•
Level 3 - Inputs that are both significant to the fair value measurement and unobservable. These inputs rely on management's own assumptions about the assumptions that market participants would use in pricing the asset or liability. (The unobservable inputs are developed based on the best information available in the circumstances and may include the Company's own data.)

The Company had no other assets or liabilities measured at fair value on a recurring basis under the hierarchy as of December 31, 2009.

ON TIME FILINGS, INC.
Notes to Financial Statements
For the period from inception (July 10, 2009)
through December 31, 2009

3.           COMMON STOCK

On July 12, 2009, the Company issued 1,000,000 shares of its common stock to its sole officer for services valued at $1,000 which was considered a reasonable estimate of fair value.

On August 19, 2009, the Company issued 3,830,000 shares of its common stock to its sole officer for cash of $3,830 which was considered a reasonable estimate of fair value.

On September 30, 2009, the Company issued 250,000 shares of its common stock to its sole officer for cash of $500 which was considered a reasonable estimate of fair value.

On September 30, 2009, the Company issued 250,000 shares of its common stock to an unrelated investor for cash of $500 which was considered a reasonable estimate of fair value.

4.           PROVISION FOR INCOME TAXES

The Company accounts for income taxes under ASC 740.  This standard mandates the liability method of accounting for deferred income taxes and permits the recognition of deferred tax assets subject to an ongoing assessment of realizability.

The components of the Company’s income tax provision for the period from inception (July 10, 2009) through December 31, 2009 consists of the following:

Amount
Current expense (@15%)	$ 708
Deferred expense (benefit)	---

Provision for income taxes	$ 708

5.         RELATED PARTY TRANSACTIONS

From the Company’s inception (July 10, 2009) through December 31, 2009, the Company’s sole officer has provided services to the Company valued at $2,400.  Accordingly, for the period from inception (July 10, 2009) through December 31, 2009, the Company recorded an expense of $2,400.  At December 31, 2009, this amount remains due and payable to the officer.

From the Company’s inception (July 10, 2009) through December 31, 2009, the Company utilized office space of its sole officer at no charge.  The Company treated the usage of the office space as additional paid-in capital and charged the estimated fair value rent of $350 per month to operations.  For the period from inception (July 10, 2009) through December 31, 2009, the Company recorded rent expense of $2,100.

ON TIME FILINGS, INC.
Notes to Financial Statements
For the period from inception (July 10, 2009)
through December 31, 2009

6.	GOING CONCERN

While the Company has managed a de minimus amount of net income since inception, management believes that additional debt and equity financing will be required by the Company to further fund its planned growth activities and to support operations, including the costs to maintain itself as a public reporting company over the next twelve (12) months. Specifically, the Company estimates that it will require at least $50,000 over the next 12 months, as its monthly cash requirements increase from approximately $2,500 per month to $4,000 per month and it moves forward in fully effectuating its business plan. However, there is no assurance that the Company will be able to obtain additional debt or equity financing. Furthermore, there is no assurance that rapid technological changes, changing customer needs and evolving industry standards will enable the Company to continue to increase its profitability and remain profitable in the short term.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

On March 29, 2010, our Board of Directors appointed Q Accountancy Corporation to audit our financial statements from July 10, 2009, our date of formation, through December 31, 2009. There have been no disagreements with our accountant since our formation.

Legal Matters

The validity of the issuance of the shares of common stock offered by us has been passed upon by Esquire Consulting, Inc., located in Los Angeles, California.

Experts

Our financial statements for the period from July 10, 2009, our date of formation, through December 31, 2009, appearing in this prospectus which is part of a Registration Statement have been audited by Q Accountancy Corporation and are included in reliance upon such report given upon the authority of Q Accountancy Corporation as experts in accounting and auditing.

Additional Information

We have filed a registration statement on Form S-1 with the Securities and Exchange Commission pursuant to the Securities Act of 1933.  This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information regarding us and our common stock offered hereby, reference is made to the registration statement and the exhibits and schedules filed as a part of the registration statement.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers

Article Twelve of our Articles of Incorporation provides, among other things, corporation shall indemnify any person who was or is threatened to be made a party to a proceeding by reason of the fact that he or she is:

·	is or was a director or officer of the corporation or
·
is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the Nevada General Corporation Law, as the same exists or may hereafter be amended; provided, however, that except as provided in Article Eight with respect to proceedings to enforce rights to indemnification, the corporation shall indemnify any such indemnitee in connection with a proceeding initiated by such indemnitee only if such proceeding was authorized by the board of directors of the corporation.

Article Thirteen of our Articles of Incorporation provides, among other things, that our officers and directors shall not be personally liable to us or our shareholders for breach of fiduciary duty as an officer or a director, except for liability:

·	for acts or omissions not in good faith or which involve intentional misconduct, fraud or a knowing violation of law; or
·	for unlawful payments of dividends or unlawful stock purchase or redemption by us.

Section 10 of our Bylaws also provides that our officers and directors shall be indemnified and held harmless by us to the fullest extent permitted by the provisions of the Nevada Revised Statutes.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless as provided under the Nevada Revised Statutes, the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders as provided.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Other Expenses of Issuance and Distribution

We will pay all expenses in connection with the registration and sale of our common stock. The estimated expenses of issuance and distribution are set forth below.

Registration Fees	Approximately	$35.65
Transfer Agent Fees	Approximately	$1,000
Costs of Printing and Engraving	Approximately	$1,000
Legal Fees	Approximately	$5,500
Accounting Fees	Approximately	$7,500

Recent Sales of Unregistered Securities

There have been no sales of unregistered securities within the last three years, which would be required to be disclosed pursuant to Item 701 of Regulation S-K, except for the following:

On July 12, 2009, we issued 1,000,000 shares of our common stock to Suzanne Fischer for services valued at $1,000, or $0.001 per share. The shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, which exemption is specified by the provisions of Section 4(2) of that act. We believe that Suzanne Fischer had such knowledge and experience in financial and business matters that they were capable of evaluating the merits and risks of the prospective investment. In addition, Suzanne Fischer had sufficient access to material information about us because she also served as our officer and director.

On August 19, 2009, we issued 3,830,000 shares of our common stock to Suzanne Fischer for cash of $3,830, or $0.001 per share. The shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, which exemption is specified by the provisions of Section 4(2) of that act. We believe that Suzanne Fischer had such knowledge and experience in financial and business matters that they were capable of evaluating the merits and risks of the prospective investment. In addition, Suzanne Fischer had sufficient access to material information about us because she also served as our officer and director.

On September 30, 2009, we issued 500,000 shares of our common stock to Suzanne Fischer and an unrelated investor for cash of $500, or $0.002 per share. The shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, which exemption is specified by the provisions of Section 4(2) of that act. We believe that Suzanne Fischer and the investor had such knowledge and experience in financial and business matters that they were capable of evaluating the merits and risks of the prospective investment. In addition, Suzanne Fischer had sufficient access to material information about us because she also served as our officer and director.

Exhibits

Copies of the following documents are filed with this registration statement, Form S-1, as exhibits:

Exhibit No.

3.1 3.2 4.1 5. 11. 23.1 23.2	Articles of Incorporation* Bylaws* Subscription Agreement* Executed Opinion Re: Legality** Statement Re: Computation of Per Share Earnings*** Consent of Auditors Consent of Counsel****

* ** *** ****
 Filed with our Registration Statement on Form S-1, which was filed on April 6, 2010.
 Filed with Amendment No. 1 to our Registration Statement on Form S-1, which was filed on May 5, 2010.
 Included in Financial Statements
 Included in Exhibit 5

Undertakings

A. We hereby undertake:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)	To include any additional or changed material information on the plan of distribution.

(2)
For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)	File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)
For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B.
(1)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

(2)
In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

C.
Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness, provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized.

On Time Filings, Inc.,
a Nevada corporation

/s/ Suzanne Fischer	June 14 , 2010
Suzanne Fischer
Chief Executive Officer, President, Chief Financial Officer, Secretary, Director (Principal Executive, Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

/s/ Suzanne Fischer	June 14 , 2010
Suzanne Fischer
Chief Executive Officer, President, Chief Financial Officer, Secretary, Director (Principal Executive, Financial and Accounting Officer)